CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Frank Funds and to the use of our report dated August 28, 2017 on the financial statements and financial highlights of Quaker Event Arbitrage Fund. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

March 12, 2018